               COMMONWEALTH INCOME & GROWTH FUND II

                  Supplement Dated May 6, 1997
                                To
                  Prospectus Dated May 12, 1995






Closing of Sale of Additional Units

On April 14 1997, the payments received from subscribers
(subsequent to April 2, 1997) were released from escrow and have become available to the Partnership for the payment of expenses and utilization as described under "USE OF
PROCEEDS" and the Partnership accepted subscriptions from investors totaling approximately $181,000 (9,000 Limited
Partnership Units).


Acquisition of Equipment

The Partnership has committed to purchase thirty-eight IBM
Printers for approximately $600,000.   The Equipment is
subject to a 34 month lease with Federated Department
Stores, Inc.   The monthly rent during the term of the lease
is expected to be approximately $15,200.


Prior Performance

The General Partner has previously sponsored one Equipment leasing program, Commonwealth Income & Growth Fund I, a limited partnership, which registered securities under the Securities Act of 1933 and which has investment objectives substantially identical to the Partnership. The partnership terminated its offering of units on May 11, 1995, with $12,624,153 raised from investors. On December 8, 1995, this partnership's net offering proceeds were fully utilized in the purchase of computer peripheral equipment.
All of the equipment was new when acquired.   As of December
31, 1996 the partnership sold computer equipment with a net book value of $1,440,000, for a net loss of $692,000.

Commonwealth Capital Corp. has conducted single investor and leveraged lease transactions involving a variety of types of Equipment. These transactions involved arranging for the investment by single investor in Equipment and simultaneous lease of the Equipment on a single transaction basis. The investment objectives of these transactions were to provide tax deductions and cash distributions. In addition, in 1984, Commonwealth Capital Corp. arranged for end user leases of Equipment in a leveraged lease co-ownership program involving the private sale of partnership interest to 10 investors. The investment objectives of that program were to provide tax deductions and cash distributions.

Commonwealth Income & Growth Fund II
Supplement Dated May 6, 1997.
Page 2 of 2.


Affiliates of Commonwealth Capital Corp. have also sponsored 16 prior private equipment leasing programs with investment objectives similar to the Partnership. As of December 31, 1996, these programs raised a total of $31,662,500 from investors in private offerings of securities. Thirteen of the programs were structured as limited partnerships and three were structured as Delaware business trusts.
Interests in the programs were purchased by an aggregate of 789 investors. As of December 31, 1996, the programs had acquired from original offering proceeds $30,058,819 in equipment, all of which was computer peripheral equipment. Approximately 97% of the equipment was new when acquired by the program and approximately three percent was used, and approximately 65% of the equipment has been sold.
Currently, operating income for these programs is lower than projected in the prospective financial statements which were included in the offering document applicable to each such program primarily because equipment acquired by such programs has not produced the projected residual value on sale. Commonwealth Capital Corp. has outstanding demand promissory notes in the amount of $3,166,250 to the general partners or trustees of its prior private programs. See the prior performance tables attached as "Appendix I" for further information concerning these prior public and private programs.

Financial Information

Appendix 1 contains the following:

Prior Performance Tables - Updated to December 31, 1996.

               COMMONWEALTH INCOME & GROWTH FUND II

                            APPENDIX 1

               To the Supplement Dated May 6, 1997



* Prior Performance Tables - Updated to December 31, 1996.

                             TABLE I

            EXPERIENCE IN RAISING AND INVESTING FUNDS



The following table sets forth certain information about the experience of the General Partner in raising and investing funds for three private equipment leasing programs and two public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three
years.   It is expected that the prior programs will
continue to purchase additional equipment.

                         COMMONWEALTH CAPITAL CORP.
                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                      as of December 31, 1996 (TABLE I)

                                                          COMMONWEALTH                             COMMONWEALTH      COMMONWEALTH
                                      COMMONWEALTH         EQUIPMENT         COMMONWEALTH           EQUIPMENT          EQUIPMENT
                                     INCOME & GROWTH     INCOME PRIVATE     INCOME & GROWTH       INCOME PRIVATE    INCOME PRIVATE
                                         FUND I          FUND--IV, L.P.         FUND II           FUND--V, L.P.     FUND--VI, L.P.
                                  ---------------------  --------------  ---------------------  ------------------  ---------------
Offering  Information:
Amount offered (maximum)....         15,000,000          1,550,000          15,000,000            1,000,000         1,500,000
Dollar Amount  Sold.........         12,623,682          1,550,000           8,049,400            1,000,000         1,500,000
(1) Dealer/ Manager Expenses...       1,133,377             77,500             723,535               50,000            75,000
(2) Offering/ Organizational
  Expenses...                           402,483             62,000             291,482               40,000            51,505
                                    -----------      --------------        -----------           ----------     ---------------
Net Proceeds Available......         11,087,822          1,410,500           7,034,383              910,000         1,373,495
Total Equipment Purchases:
 Equipment purchased
  with cash.................         12,172,618          1,391,644           4,627,644              896,319                 0
 Equipment financed.........          8,023,145            766,867                   0              266,818                 0
 Rent paid to original
  lessor in leiu of cash....            316,579             10,653               4,290                1,510             7,375
 Obligation incurred in
  connection to leased
  equipment.................          1,088,597            125,392                   0               73,086           264,561
                                    -----------      --------------        -----------           ----------     ---------------
                                     21,600,939          2,294,556           4,631,934            1,237,733           271,936
% of   Equipment
  financed as of
  December 31, 1996.........            20.6%              24.3%                0.0%                14.9%              0.0%

Initial Acquisition
 Fees (%)(3)................             3.4%               2.2%                3.4%                 2.2%              2.2%
Date Offering Commenced.....           12/17/93           06/23/95            05/12/95             09/28/95          09/30/96
Date Offering Completed.....           05/11/95           06/23/95                 N/A             09/28/95          09/30/96
Average Initial Term of
  Leases (in months)........                 32                 35                  35                   33                24
Months from closing to
  invest 90%................                  5                  4                 N/A                    3               N/A

------------------------

(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.

(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for perspective books and the guarantee fee.

(3) Fees were paid to the General Partner/Management Trustee at fund closing.

                                 TABLE II

                              COMPENSATION TO
                     GENERAL PARTNERS AND AFFILIATES



The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates for three private equipment leasing programs and two public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most
recent three years.    Amounts are from two sources: (1) proceeds from the
offering and (2) gross revenues.   Amounts for operations are cumulative.

                       COMMONWEALTH CAPITAL CORP.
              COMPENSATION TO GENERAL PARTNERS AND AFFILITATES
                        as of December 31, 1996
                               (TABLE II)

                                                         COMMONWEALTH                             COMMONWEALTH      COMMONWEALTH
                                     COMMONWEALTH         EQUIPMENT         COMMONWEALTH           EQUIPMENT          EQUIPMENT
                                    INCOME & GROWTH     INCOME PRIVATE     INCOME & GROWTH       INCOME PRIVATE    INCOME PRIVATE
                                        FUND I          FUND--IV, L.P.         FUND II           FUND--V, L.P.     FUND--VI, L.P.
                                 ---------------------  --------------  ---------------------  ------------------  --------------
Date offering commenced........         3/14/94             06/23/95           09/22/95              09/29/95         09/30/96
Dollar amount raised...........       12,624,153          $  1,550,000         8,049,400          $  1,000,000      $  1,500,000
Amount paid from the proceeds
  of offering, reinvestment
  and/or debt:
    Initial Acquisition Fee....          426,473                34,100           270,553                22,000            33,000
    Organizational Fee.........          140,869                 9,590           241,482                 7,600             7,701
Cash generated from operations
  before deducting payments to
  the General Partner and
  Affiliates...................        5,705,197               472,307         1,066,761               309,939            (1,195)
Amount paid to the General
  Partner and Affiliates from
  operations:
    Equipment Management Fee...          558,000                35,191            60,927                18,982               221
    Acquisition Fee............          416,527                29,782                 0                 9,509                 0
    Finance Fee................           83,000                 7,669                 0                 2,668                 0
Dollar amount of equipment
  sales and refinancing before
  deducting payments to the
  General Partner and
  Affiliates...................          766,667                26,667                 0                     0                 0
Amount paid to the General
  Partner and Affiliates from
  equipment sales and
  refinancing..................           23,000                   800                 0                     0                 0

                            TABLE III

                OPERATING RESULTS OF PRIOR PROGRAMS


The following table sets forth certain information about the operating results of eight prior private programs and two prior public programs sponsored by the General Partner and its Affiliates during the most recent five years. This table provides a computation of Net Income, and cash flows, as well as investment data per a $1,000 investment.

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND--II, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1996

PROGRAM INCEPTION TO DECEMBER 31, 1996                             1992        1993        1994        1995        1996
--------------------------------------------------------------  ----------  ----------  ----------  ----------  ----------
Computation of Net Income

Months of Operations..........................................         **6          12          12          12          12
Gross Revenues................................................     139,299     528,396     763,330     543,795     444,107
Less: Operating Expenses......................................       2,664      12,233      18,758      66,172      12,187
    Equipment Management Fee..................................       6,707      26,338      38,022      27,126      22,170
    Interest Expense..........................................                  11,112      31,650      33,373      12,897
    Loss on Sale of Computer Equipment........................                     148      54,140      25,713     112,387
    Depreciation and Amortization.............................      91,620     328,145     765,705     547,525     496,067
                                                                ----------  ----------  ----------  ----------  ----------
Net Income (Loss)--GAAP Basis.................................      38,308     150,420    (144,945)   (156,114)   (211,601)
                                                                ----------  ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------  ----------

Federal Taxable Income (Loss).................................      71,965      56,951       1,433    (286,429)    (31,634)
Cash Distributions--GAAP Basis................................     (68,534)   (131,313)   (131,313)   (131,313)   (131,313)

Computation of Cash Flows

Net Income (Loss).............................................      38,308     150,420    (144,945)   (156,114)   (211,601)
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
  Depreciation and Amortization...............................      91,620     328,145     765,705     547,525     496,067
  Loss on Sale of Computer Equipment..........................                     148      54,140      25,713     112,387
  Other Non-Cash Activities Included in the Determination of
    Net Income (Loss) *.......................................     (18,403)   (200,833)   (371,925)   (338,310)   (290,814)
  Net Change in Operating Assets and Liabilities..............     (22,618)     55,624     (16,891)     35,966      18,670
                                                                ----------  ----------  ----------  ----------  ----------
Net Cash Provided by Operating Activities.....................      88,907     333,504     286,084     114,780     124,709

Capital Expenditures..........................................    (851,213)   (299,704)   (179,555)    (62,898)
Net Proceeds from Sale of Computer Equipment..................                  68,400      49,325      87,352       9,845
Increase in Organization Costs and Deferred Expenses..........     (26,178)    (52,374)    (25,922)     (2,515)
                                                                ----------  ----------  ----------  ----------  ----------
Net Cash (Used in) Provided by Investing Activities...........    (877,391)   (283,678)   (156,152)     21,939       9,845

Partners' Contributions.......................................   1,001,000
Offering Costs................................................     (60,400)
Distributions to Partners.....................................     (68,534)   (131,313)   (131,313)   (131,313)   (131,313)
                                                                ----------  ----------  ----------  ----------  ----------
Net Cash Provided by (Used in) Financing Activities...........     872,066    (131,313)   (131,313)   (131,313)   (131,313)

Net Increase (Decrease) in Cash...............................      83,582     (81,487)     (1,381)      5,406       3,241
Cash at Beginning of Year.....................................                  83,582       2,095         714       6,120
                                                                ----------  ----------  ----------  ----------  ----------
Cash at End of Year...........................................      83,582       2,095         714       6,120       9,361
                                                                ----------  ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------  ----------

Investment Data Per $1,000 Investment

Net Income (Loss)--GAAP Basis.................................          38         150        (145)       (156)       (212)

Federal Taxable Income to Investors...........................          71          56        0.35        (289)        (32)

Cash Distributions to Investors--GAAP Basis...................         (68)       (130)       (130)       (130)       (130)

Return of Capital to Investors--GAAP Basis....................          30                     130         130         130

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 6/23/92

COMMONWEALTH EQUIPMENT INCOME TRUST VIII

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1996                      1992         1993         1994        1995        1996
-------------------------------------------------------  -----------  -----------  ----------  ----------  ----------
Computation of Net Income
Months of Operations...................................          **3           12          12          12          12
Gross Revenues.........................................      119,454    1,246,627   1,694,076   1,601,494   1,620,033
Less: Operating Expenses...............................        2,375       19,322      99,634      28,206      28,363
   Equipment Management Fee............................        5,200       61,525      84,344      79,606      77,052
   Interest............................................                    33,210      67,189      85,160      94,699
   Loss on Sale of Equipment...........................                    16,892      96,528      62,222      --
   Depreciation and Amortization.......................       61,815      756,143   1,563,577   1,527,015   1,631,876
                                                         -----------  -----------  ----------  ----------  ----------
Net Income (Loss) -GAAP Basis..........................       50,064      359,535    (217,196)   (180,715)   (211,957)
                                                         -----------  -----------  ----------  ----------  ----------
                                                         -----------  -----------  ----------  ----------  ----------

Federal Taxable Income (Loss)..........................       49,316       18,450    (137,962)     (2,429)    123,442
Cash Distributions--GAAP Basis.........................     (112,515)    (393,939)   (393,939)   (393,939)   (393,939)

Computation of Cash Flows

Net Income (Loss)......................................       50,064      359,535    (217,196)   (180,715)   (211,957)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
   Depreciation and Amortization.......................       61,815      756,143   1,563,577   1,527,015   1,631,876
   Loss on Sale of Equipment...........................                    16,892      96,528      62,222     (72,391)
   Other Non-Cash Activities Included in the Determination
     of Net Income (Loss) *............................      (64,081)    (501,571)   (871,264)   (823,423)   (991,839)
   Net Change in Operating Assets and Liabilities......       10,355          240     143,083     (86,946)    (98,933)
                                                         -----------  -----------  ----------  ----------  ----------
Net Cash Provided by Operating Activities..............       58,153      631,239     714,728     498,153     256,756

Capital Expenditures...................................     (982,795)  (1,546,729)   (313,675)   (117,000)   (215,636)
Increase in Organization Costs and Deferred Expenses...      (95,799)    (135,769)    (64,940)    (33,589)    (53,084)
Net Proceeds From Sale of Computer Equipment...........                   114,262      41,666     230,734     243,306
Payment of Computer Equipment Payable..................                                                       (22,223)
                                                         -----------  -----------  ----------  ----------  ----------
Net Cash (Used in) Provided by Investing Activities....   (1,078,594)  (1,568,236)   (336,949)     80,145     (47,637)

Trust Beneficiaries and Managing Trustee
  Contributions........................................    3,001,000
Offering Costs.........................................     (345,150)
Payment of Computer Equipment Payable..................                              (159,357)
Distributions to Trust Beneficiaries and Managing
  Trustee..............................................     (112,515)    (393,939)   (393,939)   (393,939)   (393,939)
                                                         -----------  -----------  ----------  ----------  ----------
Net Cash Provided by (Used in) Financing Activities....    2,543,335     (393,939)   (553,296)   (393,939)   (393,939)

Net Increase (Decrease) in Cash........................    1,522,894   (1,330,936)   (175,517)    184,359    (184,820)
Cash at Beginning of Year..............................                 1,522,894     191,958      16,441     200,800
                                                         -----------  -----------  ----------  ----------  ----------
Cash at End of Year....................................    1,522,894      191,958      16,441     200,800      15,980
                                                         -----------  -----------  ----------  ----------  ----------
                                                         -----------  -----------  ----------  ----------  ----------

Investment Data Per $1,000 Investment

Net Income (Loss)--GAAP Basis..........................           17          120         (72)        (60)        (71)

Federal Taxable Income (Loss) to Investors.............           16            6         (47)      (0.92)      41.86

Cash Distributions to Investors--GAAP Basis............          (37)        (130)       (130)       (130)       (130)

Return of Capital to Investors--GAAP Basis.............           21           11         130         130         130

------------------------
* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 9/18/92

COMMONWEALTH EQUIPMENT INCOME TRUST IX

OPERATING RESULTS OF PRIOR PROGRAMS
(TABLE III)
Program Inception to December 31, 1996

COMPUTATION OF NET INCOME                                        1993         1994        1995         1996
------------------------------------------------------------  -----------  ----------  -----------  -----------
Months of Operations........................................        ** 12          12           12           12
Gross Revenues..............................................    1,046,655   1,598,529    1,701,131    1,209,610
Less: Operating Expenses                                            6,295      41,237       30,992       25,492
    Equipment Management Fee................................       50,681      79,067       84,862       59,873
    Interest................................................       34,897      68,876      100,272       73,547
    Loss on Sale of Computer Equipment......................                  113,283       35,784        --
    Depreciation and Amortization...........................      654,388   1,549,475    1,596,729    1,294,695
                                                              -----------  ----------  -----------  -----------
Net Income (Loss) -GAAP Basis...............................      300,394    (253,409)    (147,508)    (243,997)
                                                              -----------  ----------  -----------  -----------
                                                              -----------  ----------  -----------  -----------

Federal Taxable Income (Loss)...............................       28,736    (339,227)     152,888     (115,201)
Cash Distributions--GAAP Basis..............................     (385,305)   (393,938)    (393,938)    (393,938)

Computation of Cash Flows

Net Income (Loss)...........................................      300,394    (253,409)    (147,508)    (243,997)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
  Depreciation and Amortization.............................      654,388   1,549,475    1,596,729    1,294,695
  (Gain)/Loss on Sale of Computer Equipment.................                  113,283       35,784       (1,964)
  Other Non-Cash Activities Included in the Determination of
    Net Income (Loss) *.....................................     (737,271)   (739,868)  (1,036,766)    (772,069)
  Net Change in Operating Assets and Liabilities............      105,157     (63,826)     (19,953)      47,968
                                                              -----------  ----------  -----------  -----------
Net Cash Provided by Operating Activities...................      322,668     605,655      428,286      324,633

Capital Expenditures........................................   (2,381,335)   (207,196)     (66,250)    (314,020)
Net Poceeds from Sale of Computer Equipment.................                  112,551      208,191      278,108
Payment of Computer Equipment Payable.......................                  (55,588)
Increase in Organization Costs and Deferred Expenses........     (211,939)    (64,138)     (14,943)     (52,207)
                                                              -----------  ----------  -----------  -----------
Net Cash (Used in) Provided by Investing Activities.........   (2,593,274)   (214,371)     126,998      (88,119)

Trust Beneficiaries & Managing Trustee Contributions........    3,001,000
Offering Costs..............................................     (341,268)
Distributions to Trust Beneficiaries and Managing Trustee...     (385,305)   (393,938)    (393,938)    (393,938)
                                                              -----------  ----------  -----------  -----------
Net Cash Provided by (Used in) Financing Activities.........    2,274,427    (393,938)    (393,938)    (393,938)

Net Increase (Decrease) in Cash.............................        3,821      (2,654)     161,346     (157,424)
Cash at Beginning of Year...................................      --            3,821        1,167      162,513
                                                              -----------  ----------  -----------  -----------
Cash at End of Year.........................................        3,821       1,167      162,513        5,089
                                                              -----------  ----------  -----------  -----------
                                                              -----------  ----------  -----------  -----------
Investment Data Per $1,000 Investment

Net Income (Loss)--GAAP Basis...............................          100         (84)         (49)         (81)

Federal Taxable Income (Loss) to Investors..................            9        (115)          52          (39)

Cash Distributions to Investors--GAAP Basis.................         (127)       (130)        (130)        (130)

Return of Capital to Investors--GAAP Basis..................           28         130          130          130

------------------------

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 1/6/93

COMMONWEALTH EQUIPMENT INCOME TRUST X

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
Program Inception to December 31, 1996

                                                                1993         1994         1995         1996
                                                             -----------  -----------  -----------  -----------
Computation of Net Income

Months of Operations.......................................         ** 6           12           12           12
Gross Revenues.............................................      469,154    1,942,165    2,356,253    2,042,037
Less: Operating Expenses                                           3,493       45,372       27,209       33,003
    Equipment Management Fee...............................       22,715       96,088      117,200      101,678
    Interest...............................................       19,922      111,203      103,563      121,373
    Loss on Sale of Equipment..............................                                247,173      275,138
    Depreciation and Amortization..........................      290,701    1,738,026    2,093,524    2,168,922
                                                             -----------  -----------  -----------  -----------
Net Income (Loss)-GAAP Basis...............................      132,323      (48,524)    (232,416)    (658,077)
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

Federal Taxable Income (Loss)..............................       84,363      250,199     (424,225)    (562,989)
Cash Distributions--GAAP Basis.............................     (189,845)    (484,848)    (484,848)    (484,848)

Computation of Cash Flows

Net Income (Loss)..........................................      132,323      (48,524)    (232,416)    (658,077)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
  Depreciation and Amortization............................      290,701    1,738,026    2,093,524    2,168,922
  Loss on Sale of Computer Equipment.......................                                247,173      275,138
  Other Non-Cash Activities Included in the Determination
    of Net Income (Loss) *.................................     (275,249)    (921,663)  (1,230,866)  (1,329,258)
  Net Change in Operating Assets and Liabilities...........       (1,074)     182,745      (73,394)     (80,879)
                                                             -----------  -----------  -----------  -----------
Net Cash Provided by Operating Activities..................      146,701      950,584      804,021      375,846

Capital Expenditures.......................................   (2,363,652)  (1,291,685)    (256,843)    (133,637)
Net Proceeds from Sale of Equipment........................                                236,246      245,756
Increase in Organization Costs and Deferred Expenses.......     (233,521)    (105,713)     (71,197)     (35,876)
                                                             -----------  -----------  -----------  -----------
Net Cash Provided by (Used in) Investing Activities........   (2,597,173)  (1,397,398)     (91,794)      76,243

Trust Beneficiaries & Managing Trustee Contributions.......    4,001,000
Offering Costs.............................................     (427,991)
Distributions to Trust Beneficiaries and Managing
  Trustee..................................................     (189,845)    (484,848)    (484,848)    (484,848)
                                                             -----------  -----------  -----------  -----------
Net Cash Provided by (Used in) Financing Activities........    3,383,164     (484,848)    (484,848)    (484,848)

Net Increase (Decrease) in Cash............................      932,692     (931,662)     227,379      (32,759)
Cash at Beginning of Year..................................      --           932,692        1,030      228,409
                                                             -----------  -----------  -----------  -----------
Cash at End of Year........................................      932,692        1,030      228,409      195,650
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

Investment Data Per $1,000 Investment

Net Income (Loss)--GAAP Basis..............................           33          (12)         (58)        (165)

Federal Taxable Income to Investors........................           21           62         (108)        (142)

Cash Distributions to Investors--GAAP Basis................          (47)        (120)        (120)        (120)

Return of Capital to Investors--GAAP Basis.................           14          120          120          120

------------------------

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 7/7/93

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND--III, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
Program Inception to December 31, 1996


                                                                1993         1994         1995         1996
                                                             -----------  -----------  -----------  -----------
Computation of Net Income
Months of Operations.......................................         ** 1           12           12           12
Gross Revenues.............................................       12,102      497,829      692,749      732,199
Less: Operating Expenses...................................          128       18,904        8,570        8,958
    Equipment Management Fee...............................          550       24,301       34,258       36,429
    Interest...............................................                    21,105       48,772       24,721
    Loss on Sale of Equipment..............................                                             344,143
    Depreciation and Amortization..........................        6,548      381,105      552,463      694,502
                                                             --------------------------------------------------
Net Income (Loss)--GAAP Basis..............................        4,876       52,414       48,686     (376,554)
                                                             --------------------------------------------------
                                                             --------------------------------------------------
Federal Taxable Income (Loss)..............................        8,149       61,991       20,091     (277,992)
Cash Distributions--GAAP Basis.............................       (2,989)    (121,212)    (121,212)    (121,212)

Computation of Cash Flows

Net Income (Loss)..........................................        4,876       52,414       48,686     (376,554)
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
    Depreciation and Amortization..............................    6,548      381,105      552,463      694,502
    Loss on Sale of Equipment..................................                                         344,143
    Other Non-Cash Activities Included in the Determination of
     Net Income *.............................................   (10,990)    (183,329)    (405,265)    (421,022)
    Net Change in Operating Assets and Liabilities.............   (4,941)      38,191       22,582      (63,498)
                                                              --------------------------------------------------
Net Cash (Used in) Provided by Operating Activities........       (4,507)     288,381      218,466      177,571

Capital Expenditures.......................................     (370,110)    (611,167)     (55,001)    (131,917)
Net Proceeds from Sale of Equipment........................                                              46,586
Increase in Organization Costs and Deferred Expenses.......      (24,600)     (40,332)      (9,442)     (27,064)
                                                              --------------------------------------------------
Net Cash Used in Investing Activities......................     (394,710)    (651,499)     (64,443)    (112,395)

Partners' Contributions....................................    1,001,000
Offering Costs.............................................      (60,400)
Distributions to Partners..................................       (2,989)    (121,212)    (121,212)    (121,212)
                                                              --------------------------------------------------
Net Cash Provided by (Used in) Financing Activities........      937,611     (121,212)    (121,212)    (121,212)

Net Increase (Decrease) in Cash............................      538,394     (484,330)      32,811      (56,036)
Cash at Beginning of Year..................................      --           538,394       54,064       86,875
                                                              --------------------------------------------------
Cash at End of Year........................................      538,394       54,064       86,875       30,839
                                                              --------------------------------------------------
                                                              --------------------------------------------------

Investment Data Per $1,000 Investment

Net Income--GAAP Basis.....................................            5           52           49         (377)
Federal Taxable Income to Investors........................            8           61           20         (279)
Cash Distributions to Investors--GAAP Basis................           (3)        (120)        (120)        (120)
Return of Capital to Investors--GAAP Basis.................            2           68           72           72


------------------------
*The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 12/23/93

COMMONWEALTH INCOME & GROWTH FUND I

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
Program Inception to December 31, 1996


                                                                                1994                1995            1996
                                                                          -----------------------------------------------------
Computation of Net Income

Months of Operations..................................................            **10                   12                12
Gross Revenues........................................................       1,223,900            4,317,522         5,955,142
Less: Operating Expenses..............................................          71,556               93,265            80,883
      Equipment Management Fee........................................          56,473              207,230           295,420
      Interest........................................................          48,184              212,365           311,247
      Loss on Sale of Equipment.......................................                                                691,808
      Depreciation and Amortization...................................         952,640            3,849,897         5,895,531
                                                                          ---------------------------------------------------
Net Income (Loss)--GAAP Basis.........................................          95,047              (45,235)       (1,319,747)
                                                                          ---------------------------------------------------
                                                                          ---------------------------------------------------
Federal Taxable Income (Loss).........................................         363,865              326,931        (1,726,506)
Cash Distributions--GAAP Basis........................................        (443,614)          (1,195,585)       (1,275,467)

Computation of Cash Flows

Net Income (Loss).....................................................          95,047              (45,235)       (1,319,747)
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
      Depreciation and Amortization...................................         952,640            3,849,897         5,895,531
      Loss on Sale of Equipment.......................................                                                691,808
      Other Non-Cash Activities Included
       in the Determination of Net Income (Loss)*.....................        (633,035)          (1,514,550)       (2,689,616)
      Net Change in Operating Assets and Liabilities..................        (204,290)             121,072           (52,325)
                                                                          ---------------------------------------------------
Net Cash Provided by Operating Activities.............................         210,362            2,411,184         2,525,651

Capital Expenditures..................................................      (4,783,921)          (6,353,404)       (1,035,293)
Accounts Payable-- Commonwealth Capital Corp..........................                                                (22,222)
Net Proceeds from Sale of Equipment...................................                                                748,241
Payment of Equipment Payable..........................................                                                 (9,624)
Equipment Acquisition Fees Paid to the General Partner................        (282,368)            (403,549)         (156,616)
                                                                          ---------------------------------------------------
Net Cash Used in Investing Activities.................................      (5,066,289)          (6,756,953)         (475,514)

Partners' Contributions...............................................       8,271,511            4,352,171                --
Offering Costs........................................................        (932,803)            (459,421)               --
Debt Placement Fees...................................................         (20,305)             (29,920)          (33,713)
Distributions to Partners.............................................        (443,614)          (1,195,585)       (1,275,467)
                                                                          ---------------------------------------------------
Net Cash Provided by (Used in) Financing Activities...................       6,874,789            2,667,245        (1,309,180)

Net Increase (Decrease) in Cash.......................................       2,018,862           (1,678,524)          740,957
Cash at Beginning of Year.............................................           1,500            2,020,362           341,838
                                                                          ---------------------------------------------------
Cash at End of Year...................................................       2,020,362              341,838         1,082,795
                                                                          ---------------------------------------------------
                                                                          ---------------------------------------------------
Investment Data Per $1,000  Investment

Net Income (Loss)--GAAP Basis.........................................              11                   (4)             (105)
Federal Taxable Income to Investors...................................              42                   27              (138)
Cash Distributions to Investors--GAAP Basis...........................             (53)                 (94)             (100)
Return of Capital to Investors--GAAP Basis............................              42                   94                94


------------------------
*The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 3/14/94

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND--IV, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
Program Inception to December 31, 1996

                                                                        1995                          1996
                                                                 -------------------------------------------------
Computation of Net Income

Months of Operations.......................................                   ** 6                         12
Gross Revenues.............................................                168,862                    566,819
Less: Operating Expenses...................................                 10,818                     12,115
      Equipment Management Fee.............................                  7,432                     27,759
      Interest.............................................                  3,850                     29,704
      Depreciation and Amortization........................                145,570                    518,281
                                                                --------------------------------------------------
Net Income (Loss)--GAAP Basis..............................                  1,192                    (21,040)
                                                                --------------------------------------------------
                                                                --------------------------------------------------
Federal Taxable Income.....................................                 30,850                     86,491
Cash Distributions--GAAP Basis.............................                (98,829)                  (187,879)

Computation of Cash Flows

Net Income (Loss)..........................................                  1,192                    (21,040)
Adjustments to Reconcile Net Income (Loss) to Net
 Cash Provided by Operating Activities:
      Depreciation and Amortization........................                145,570                    518,281
      Gain on Sale of Equipment............................                                            (5,301)
      Other Non-Cash Activities Included in the
       Determination of Net Income *.......................                (41,201)                  (186,248)
      Net Change in Operating Assets and
       Liabilities.........................................               (141,072)                   166,935
                                                                --------------------------------------------------
Net Cash Provided by (Used in) Operating Activities........                (35,511)                   472,627

Capital Expenditures.......................................             (1,243,766)                  (147,878)
Net Proceeds from Sale of Equipment........................                                            25,322
Increase in Organization Costs and Deferred
 Expenses..................................................                (41,841)                   (34,289)
Payment of Equipment Payable...............................                                          (125,392)
                                                                --------------------------------------------------
Net Cash Used in Investing Activities......................             (1,285,607)                  (282,237)

Partners' Contributions....................................              1,551,000                         --
Offering Costs.............................................                (95,820)                        --
Distributions to Partners..................................                (98,829)                  (187,879)
                                                                --------------------------------------------------
Net Cash Provided by (Used in) Financing
 Activities................................................              1,356,351                   (187,879)

Net Increase in Cash.......................................                 35,233                      2,511
Cash at Beginning of Year..................................                     --                     35,233
                                                                --------------------------------------------------
Cash at End of Year........................................                 35,233                     37,744
                                                                --------------------------------------------------
                                                                --------------------------------------------------
Investment Data Per $1,000 Investment

Net Income--GAAP Basis.....................................                   0.77                     (13.57)
Federal Taxable Income to Investors........................                     20                         60
Cash Distributions to Investors--GAAP
 Basis.....................................................                    (63)                      (120)
Return of Capital to Investors--GAAP Basis.................                     62                        120


------------------------
*The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 6/23/95

COMMONWEALTH INCOME & GROWTH FUND II

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
Program Inception to December 31, 1996

                                                            1995                         1996
                                                       -------------                 ------------
Computation of Net Income
Months of Operations........................                 **3                              12
Gross Revenues..............................             123,878                       1,194,114
Less: Operating Expenses....................              23,059                          56,707
      Equipment Management Fee..............               4,927                          56,184
      Depreciation and Amortization.........             107,957                       1,081,953
                                                       ---------                      ----------
Net Loss -GAAP Basis........................             (12,065)                           (730)
                                                       ---------                      ----------
                                                       ---------                      ----------
Federal Taxable Income......................              25,505                         257,899
Cash Distributions--GAAP Basis..............             (84,642)                       (608,045)

Computation of Cash Flows

Net Loss....................................             (12,065)                           (730)
Adjustments to Reconcile Net Loss to Net
  Cash Provided by Operating Activities:
      Depreciation and Amortization.........             107,957                       1,081,953
      Other Non-Cash Activities Included in
        the Determination of Net Loss*......                                              (4,290)
      Net Change in Operating Assets and
         Liabilities...............................      (39,441)                       (127,550)
                                                       ---------                      ----------
Net Cash Provided by Operating Activities...              56,451                         949,383

Capital Expenditures........................          (2,850,156)                     (1,777,488)
Equipment Acquisition Fees Paid to the
  General Partner...........................            (123,105)                       (147,448)
                                                       ---------                      ----------
Net Cash Used in Investing Activities.......          (2,973,261)                     (1,924,936)

Partners' Contributions.....................           3,678,960                       4,371,440
Offering Costs..............................            (425,732)                       (487,266)
Distributions to Partners...................             (84,642)                       (608,045)
                                                       ---------                      ----------
Net Cash Provided by Financing Activities...           3,168,586                       3,276,129
Net Increase in Cash........................             251,776                       2,300,576
Cash at Beginning of Year...................               --                            251,776
                                                       ---------                      ----------
Cash at End of Year.........................             251,776                       2,552,352
                                                       ---------                      ----------
                                                       ---------                      ----------
Investment Data Per $1,000 Investment
Net Loss--GAAP Basis........................                  (3)                             (0)
Federal Taxable Income to Investors.........                   7                              74
Cash Distributions to Investors--GAAP
  Basis.....................................                 (23)                           (164)
Return of Capital to Investors--GAAP
  Basis.....................................                  23                              23

------------------------

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment in financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 9/22/95

              COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND--V, L.P.
                       OPERATING RESULTS OF PRIOR PROGRAMS
               (Table III) Program Inception to December 31, 1996

                                                                   1995                         1996
                                                                 --------                    ----------
Computation of Net Income
Months of Operations.........................                      ** 3                            12
Gross Revenues...............................                    42,461                       357,457
Less: Operating Expenses.....................                     7,040                        12,843
      Equipment Management Fee.....................               1,697                        17,285
      Interest Expense.............................                                            10,160
      Depreciation and Amortization................              32,267                       285,983
                                                                --------                     ---------
Net Income -GAAP Basis.............................               1,457                        31,186
                                                                --------                     ---------
                                                                --------                     ---------
Federal Taxable Income.......................                    13,806                       139,400
Cash Distributions--GAAP Basis...............                   (31,548)                     (121,212)
Computation of Cash Flows
Net Income...................................                     1,457                        31,186
Adjustments to Reconcile Net Income to Net
  Cash Provided by Operating Activities:
      Depreciation and Amortization................              32,267                       285,983
      Other Non-Cash Activities Included in the
      Determination of Net Income *..............                (1,510)                      (82,739)
      Net Change in Operating Assets and
        Liabilities................................              (3,419)                       27,732
                                                                --------                     ---------
Net Cash Provided by Operating Activities..........              28,795                       262,162

Capital Expenditures.........................                  (556,175)                     (340,144)
Payment of Equipment Payable.................                                                 (73,086)
Increase in Organization Costs and Deferred
  Expenses...................................                   (24,600)                      (12,177)
                                                                --------                     ---------
Net Cash Used in Investing Activities........                  (580,775)                     (425,407)
Partners' Contributions......................                 1,001,000                          --
Offering Costs...............................                   (60,400)                         --
Distributions to Partners....................                   (31,548)                     (121,212)
                                                                --------                     ---------
Net Cash Provided by (Used in) Financing
 Activities..................................                   909,052                      (121,212)
Net Increase (Decrease) in Cash..............                   357,072                      (284,457)
Cash at Beginning of Year....................                       --                        357,072
                                                                --------                     ---------
Cash at End of Year..........................                   357,072                        72,615
                                                                --------                     ---------
                                                                --------                     ---------
Investment Data Per $1,000 Investment
Net Income--GAAP Basis.......................                         1                            31
Federal Taxable Income to Investors..........                        11                           145
Cash Distributions to Investors--GAAP
  Basis......................................                       (31)                         (120)
Return of Capital to Investors--GAAP Basis...                        30                            30

------------------------

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 9/28/95

              COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND--VI L.P.
                      OPERATING RESULTS OF PRIOR PROGRAMS
                                 (Table III)
                    Program Inception to December 31, 1996

                                                       1996
                                                     ---------
Computation of Net Income
Months of Operations......................               ** 3
Gross Revenues............................             16,391
Less: Operating Expenses                                6,507
      Equipment Management Fee..................          221
      Depreciation and Amortization.............        8,550
                                                    ---------
Net Income -GAAP Basis....................              1,113
                                                    ---------
                                                    ---------
Federal Taxable Loss......................             (5,969)
Cash Distributions--GAAP Basis............            (45,455)
Computation of Cash Flows
Net Income................................              1,113
Adjustments to Reconcile Net Income to Net
  Cash Provided by Operating Activities:
      Depreciation and Amortization.............        8,550
      Other Non-Cash Activities Included in the        (7,375)
       Determination of Net Income *...........
                                                    ---------
      Net Change in Operating Assets and
       Liabilities.............................        (3,704)
Net Cash Used in Operating Activities.....             (1,416)
Increase in Organization Costs and
  Deferred Expenses.......................            (35,701)
                                                    ---------
Net Cash Used in Investing Activities.....            (35,701)
Partners' Contributions...................          1,501,000
Offering Costs............................            (85,804)
Distributions to Partners.................            (45,455)
                                                    ---------
Net Cash Provided by Financing
  Activities..............................          1,369,741
Net Increase in Cash......................          1,332,624
Cash at Beginning of Year.................              --
                                                    ---------
Cash at End of Year.......................          1,332,624
                                                    ---------
                                                    ---------
Investment Data Per $1,000 Investment
Net Income--GAAP Basis....................                  1
Federal Taxable Income to Investors.......                  7
Cash Distributions to Investors-- GAAP
  Basis...................................                (45)
Return of Capital to Investors-- GAAP
  Basis...................................                 30

------------------------

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**  Partnership commenced operations on 9/30/96

                                    TABLE V
                                EQUIPMENT SALES

    The following table sets forth the sales and other dispositions of equipment by eight prior private programs and two prior public programs sponsored by the General Partner and its Affiliates during the most recent three year period ending December 31, 1996. There were no sales or other dispositions of equipment in Commonwealth Income & Growth Fund II, Commonwealth Equipment Income Private Fund V, and Commonwealth Equipment Income Private Fund VI.

       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND-II, LIMITED PARTNERSHIP

                                EQUIPMENT SALES

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE V)

                                                                                                             YEAR         YEAR
                                                                                       EQUIPMENT              OF           OF
MANUFACTURER                                             EQUIPMENT TYPE               DESCRIPTION         ACQUISITION   DISPOSAL
--------------------------------------------------  -------------------------  -------------------------  -----------   --------
                                                    (9) 7012-340, (1)
IBM...............................................  7013-53H                          Workstation            1992         1994
IBM...............................................  (7) 7012-350                      Workstation            1992         1995
IBM...............................................  (1) 3745-410               Communications controller     1993         1995
EMC...............................................  (1) 4480-M20, (1) 4416      Control unit/Disk array      1993         1995
                                                    (1) 7690-001, (1)
HDS...............................................  7693-032                         Disk storage            1993         1996

                                                     ORIGINAL                  NET                            FEDERAL
                                                    ACQUISITION   NET BOOK   PROCEEDS        GAAP             TAXABLE
MANUFACTURER                                           COST        VALUE     RECEIVED   NET GAIN/(LOSS)   NET GAIN/(LOSS)
--------------------------------------------------  -----------   --------   --------   ---------------   ---------------
IBM...............................................    215,925     103,464     49,324        (54,140)          (92,610)
IBM...............................................    291,395      39,230     31,892         (7,338)         (100,908)
IBM...............................................    139,829      76,142     45,000        (31,142)          (12,192)
EMC...............................................    227,272           0     12,767         12,767           (77,996)
HDS...............................................    721,119     132,537     10,150       (112,387)         (162,946)

                    COMMONWEALTH EQUIPMENT INCOME TRUST VIII

                                EQUIPMENT SALES

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE V)

                                                                                                              YEAR         YEAR
                                                                                        EQUIPMENT              OF           OF
MANUFACTURER                                              EQUIPMENT TYPE               DESCRIPTION         ACQUISITION   DISPOSAL
--------------------------------------------------  --------------------------  -------------------------  -----------   --------
IBM...............................................  (13) 7235-002                      Workstation            1992         1994
IBM...............................................  (5) 7012-340                       Workstation            1992         1994
IBM...............................................  (7) 7012-350                       Workstation            1992         1995
Arrow.............................................  (5) ST424OON                       Disk drive             1993         1995
IBM...............................................  (1) 7208-011                       Tape drive             1993         1995
IBM...............................................  (1) 7013-580                       Workstation            1993         1995
IBM...............................................  (1) 7012-350                       Workstation            1992         1995
IBM...............................................  (1) 7013-580                       Workstation            1993         1995
IBM...............................................  (4) 7235-002                       Workstation            1992         1995
IBM...............................................  (1) 7013-2980                        Feature              1993         1995
Sears.............................................  HP laser                             Printer              1993         1995
IBM...............................................  (3) 7013-580, (1) 7012-350         Workstation            1993         1995
Wallace...........................................  (2) Lasermax                     Unwinder/folder          1993         1996
EMC...............................................  (1/2) 4832-002                     Disk array             1993         1996
IBM...............................................  (1) 3745-210, (1) 3746-A11  Communications controller     1992         1996
Roll Systems......................................  Roll system                       Roll-to-fold            1993         1996
IBM...............................................                                                            1993         1996

                                                     ORIGINAL                  NET                            FEDERAL
                                                    ACQUISITION   NET BOOK   PROCEEDS        GAAP             TAXABLE
MANUFACTURER                                           COST        VALUE     RECEIVED   NET GAIN/(LOSS)   NET GAIN/(LOSS)
--------------------------------------------------  -----------   --------   --------   ---------------   ---------------
IBM...............................................    112,896      51,744      3,492        (48,252)          (64,020)
IBM...............................................    172,900      86,450     38,174        (48,276)          (66,719)
IBM...............................................    249,800      58,266     34,000        (24,266)          (66,607)
Arrow.............................................     11,200       5,696      3,212         (2,484)           (1,340)
IBM...............................................      6,016       2,552      1,500         (1,052)             (619)
IBM...............................................     67,234      43,788     12,200        (31,588)          (14,073)
IBM...............................................     34,054      15,078      5,975         (9,103)          (13,684)
IBM...............................................    213,737      61,884     48,957        (12,927)          (34,869)
IBM...............................................     50,176      18,586     27,187          8,601            (1,025)
IBM...............................................      1,083         587        750            163               246
Sears.............................................      1,820         897        820            (77)               94
IBM...............................................    199,872      92,877    103,388         10,511            31,263
Wallace...........................................    167,250      45,312     50,000          4,688           (10,961)
EMC...............................................    262,199       4,725     15,000         10,275           (75,832)
IBM...............................................    217,900      16,349     52,000         35,651           (11,585)
Roll Systems......................................    495,000      31,841     56,000         24,159           (73,222)
IBM...............................................    320,282      63,703     80,200         16,497           (35,247)


                     COMMONWEALTH EQUIPMENT INCOME TRUST IX

                                EQUIPMENT SALES

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE V)

                                                                                                              YEAR         YEAR
                                                                                        EQUIPMENT              OF           OF
MANUFACTURER                                              EQUIPMENT TYPE               DESCRIPTION         ACQUISITION   DISPOSAL
--------------------------------------------------  --------------------------  -------------------------  -----------   --------
IBM...............................................  (1) 7013-530                       Workstation            1993         1994
IBM...............................................  (2) 7013-550                       Workstation            1993         1994
EMC...............................................  (1/2) 4832-002                     Workstation            1993         1994
IBM...............................................  (1) 7013-530                       Workstation            1993         1995
IBM...............................................  (1) 7013-550                       Workstation            1993         1995
IBM...............................................  (1) 7013-530                       Workstation            1993         1995
IBM...............................................  (1) 7012-355                       Workstation            1993         1995
Roll Systems......................................  Roll system                       Roll-to-fold            1993         1995
IBM...............................................  (1) 3745-310, (1) 3746-A11  Communications controller     1993         1996
IBM...............................................  (1) 7013-550                       Workstation            1993         1996
IBM...............................................  (1) 7013-560                       Workstation            1993         1996
EMC...............................................  (1) 4832-002                       Disk array             1993         1996
                                                                                     Disk array/Stg.
                                                    (1) 7690-001, (1) 7693-016         controller
HDS...............................................  (1) 7693-032                      Disk storage            1993         1996

                                                     ORIGINAL                  NET                            FEDERAL
                                                    ACQUISITION   NET BOOK   PROCEEDS        GAAP             TAXABLE
MANUFACTURER                                           COST        VALUE     RECEIVED   NET GAIN/(LOSS)   NET GAIN/(LOSS)
--------------------------------------------------  -----------   --------   --------   ---------------   ---------------
IBM...............................................     39,318      24,832     11,400        (13,432)          (14,770)
IBM...............................................     88,941      24,535     12,350        (12,185)          (46,849)
EMC...............................................    310,578     176,465     88,800        (87,665)         (117,921)
IBM...............................................     30,133       4,252      3,200         (1,052)           (8,930)
IBM...............................................     63,281      11,095     10,800           (295)          (14,796)
IBM...............................................     51,876       6,548      5,200         (1,348)          (15,778)
IBM...............................................     51,951      22,198     18,400         (3,798)           (2,899)
Roll Systems......................................    459,690     206,428    177,137        (29,291)          (11,759)
IBM...............................................    597,806     156,514    252,000         95,486            97,950
IBM...............................................     70,863         253      8,440          8,187           (16,369)
IBM...............................................    121,910      14,467      9,705         (4,762)          (32,832)
EMC...............................................    524,398         255      8,500          8,245          (173,474)
HDS...............................................    819,900     119,443     14,250       (105,193)         (270,297)

                     COMMONWEALTH EQUIPMENT INCOME TRUST X
                                EQUIPMENT SALES
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE V)

                                                                       YEAR          YEAR       ORIGINAL                     NET
                                                  EQUIPMENT             OF            OF       ACQUISITION   NET BOOK     PROCEEDS
MANUFACTURER          EQUIPMENT TYPE             DESCRIPTION        ACQUISITION    DISPOSAL       COST         VALUE      RECEIVED
--------------  ---------------------------  --------------------  -------------  -----------  -----------  -----------  -----------
EMC...........  (1) 4824-003                      Disk array              1993          1995      472,770      224,041       81,000
EMC...........  (1) 4832-002                      Disk array              1993          1995      455,000      153,352       62,500
Roll Systems..  Roll system                      Roll-to-fold             1993          1995      209,317       68,585       66,132
Roll Systems..  Roll system                      Roll-to-fold             1993          1995      143,685       44,748       33,921
PYR...........  (50%) 85860E                      Controller              1994          1996      295,000      116,680        1,750
IBM...........  (12) 7012-350                    Workstation              1993          1996      424,027       57,108       28,107
IBM...........  (5) 9032-002                    Escon director            1994          1996      514,390      153,942      168,000
SUN...........  (50%) SUNSPARC 2000           Enterprise server           1994          1996      241,873       50,449       32,500
HDS...........  (1) 7690-001, 7693-032           Disk storage             1993          1996      583,600       97,582       10,500
EMC...........  (50%) 4832-003                    Disk array              1993          1996      326,718       52,733       12,500

                                     FEDERAL
                     GAAP            TAXABLE
MANUFACTURER    NET GAIN/(LOSS)  NET GAIN/(LOSS)
--------------  ---------------  ---------------
EMC...........       (143,041)        (216,439)
EMC...........        (90,852)        (223,295)
Roll Systems..         (2,453)         (66,466)
Roll Systems..        (10,827)         (56,757)
PYR...........       (114,930)        (153,467)
IBM...........        (29,001)        (149,132)
IBM...........         14,058         (107,599)
SUN...........        (17,949)         (95,695)
HDS...........        (87,082)        (232,592)
EMC...........        (40,233)        (123,790)

                 COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND III
                                EQUIPMENT SALES
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE V)

                                                                       YEAR          YEAR       ORIGINAL                     NET
                                                   EQUIPMENT            OF            OF       ACQUISITION   NET BOOK     PROCEEDS
MANUFACTURER           EQUIPMENT TYPE             DESCRIPTION       ACQUISITION    DISPOSAL       COST         VALUE      RECEIVED
---------------  ---------------------------  -------------------  -------------  -----------  -----------  -----------  -----------
PYR............  (50%) 85860E                          Controller         1994          1996      295,000      116,680        1,750
SUN............  (50%) SUNSPARC 2000            Enterprise server         1994          1996      241,873       50,449       32,500
HDS............  (8) 7693 HDU Group                    Disk array         1993          1996      381,100       84,045        7,500
                                                                          1994          1996      427,600       140,995       6,276

                                      FEDERAL
                      GAAP            TAXABLE
MANUFACTURER     NET GAIN/(LOSS)  NET GAIN/(LOSS)
---------------  ---------------  ---------------
PYR............       (114,930)        (153,369)
SUN............        (17,949)         (90,802)
HDS............        (76,545)        (217,276)
                      (134,719)        (217,840)

                      COMMONWEALTH INCOME & GROWTH FUND I
                                EQUIPMENT SALES
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE V)

                                                                                YEAR          YEAR       ORIGINAL
                                                           EQUIPMENT             OF            OF       ACQUISITION   NET BOOK
MANUFACTURER                 EQUIPMENT TYPE               DESCRIPTION        ACQUISITION    DISPOSAL       COST         VALUE
------------------  --------------------------------  --------------------  -------------  -----------  -----------  -----------
HDS...............  (2) 7693-032, (1) 7390-B3C,           Disk storage             1994          1996    1,045,093      256,606
                    (1) 7690-128                          Disk array
IBM...............  (8) 9032-002                         Escon director            1994          1996      878,580      269,326
HDS...............  (1) 7693-032                          Disk storage             1994          1996      446,171       76,331
HDS...............  UPGRD (1) 7693-008 TO 032              Disk array              1994          1996      268,526       53,804
IBM...............  (2) 3390-A38, (4) 3390-B3C         Storage controller          1995          1996      537,585      269,099
Silicon Graphics..  (80) Indigo 2XZ                       Workstation              1995          1996      912,710      549,004

                        NET                           FEDERAL
                     PROCEEDS         GAAP            TAXABLE
MANUFACTURER         RECEIVED    NET GAIN/(LOSS)  NET GAIN/(LOSS)
------------------  -----------  ---------------  ---------------
HDS...............     245,500         (11,106)        (418,833)
IBM...............     306,000          36,674         (263,356)
HDS...............       7,650         (68,681)        (270,989)
HDS...............       2,625         (51,179)        (165,014)
IBM...............      10,224        (258,875)        (394,025)
Silicon Graphics..     210,363        (338,641)        (481,758)

               COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND IV, LP
                                EQUIPMENT SALES
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE V)

                                                   YEAR          YEAR       ORIGINAL                     NET
                                   EQUIPMENT        OF            OF       ACQUISITION   NET BOOK     PROCEEDS         GAAP
MANUFACTURER     EQUIPMENT TYPE   DESCRIPTION   ACQUISITION    DISPOSAL       COST         VALUE      RECEIVED    NET GAIN/(LOSS)
---------------  ---------------  -----------  -------------  -----------  -----------  -----------  -----------  ---------------
IBM............   (17) 4230-202      Printer          1995          1996       34,323       21,355       26,656           5,301

                     FEDERAL
                     TAXABLE
MANUFACTURER     NET GAIN/(LOSS)
---------------  ---------------
IBM............          1,937

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             TABLE VI - ACQUISITION OF EQUIPMENT BY PRIOR PROGRAMS

    The following table sets forth acquisition of equipment by eight prior private programs and two prior public programs sponsored by the General Partner and its Affiliates during the most recent three year period ending December 31, 1996.

       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND II, LIMITED PARTNERSHIP

                       SUMMARY OF EQUIPMENT ACQUISITIONS

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE VI)

                                                                                                                        YEAR
                                                                                                                         OF
MANUFACTURER                                      EQUIPMENT TYPE                   EQUIPMENT DESCRIPTION             ACQUISITION
----------------------------------------  ------------------------------  ----------------------------------------  -------------
IBM.....................................  (1) 3390-A38                    Disk Storage                                     1994
IBM.....................................  (1) 3390-B9C, (1) 3390-A98      Disk Storage                                     1994
IBM.....................................  (5) 7011-25T                    Workstation                                      1995

                                                                                                 TOTAL
                                                      RENT IN     DEBT        OBLIGATIONS      EQUIPMENT
MANUFACTURER                                CASH       LIEU      ASSUMED       INCURRED          COST
----------------------------------------  ---------  ---------  ---------  -----------------  -----------
IBM.....................................     86,652     14,285          0              0         100,937
IBM.....................................     92,903          0    363,387              0         456,290
IBM.....................................     62,898          0          0              0          62,898

         COMMONWEALTH EQUIPMENT INCOME TRUST VIII, LIMITED PARTNERSHIP

                       SUMMARY OF EQUIPMENT ACQUISITIONS

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE VI)

                                                                                                                       YEAR
                                                                                                                        OF
MANUFACTURER                                     EQUIPMENT TYPE                      EQUIPMENT DESCRIPTION          ACQUISITION
----------------------------------  -----------------------------------------  ----------------------------------  -------------
HDS...............................  (1/4) 7690, (1/4) 7693-32                  Disk Array/Stg. Controller                 1994
IBM...............................  upgrade                                    Communication Controller                   1994
IBM...............................  (2) 7013-590                               Workstation                                1994
IBM...............................  (2) 3995-153, (2) 3995-113, (58) 7344      Optical Storage                            1994
SUN...............................  (31) Sun--Workstations                     Workstation                                1994
STK...............................  (1) 9490-M34                               Tape Drive                                 1995
SUN...............................  (2) Sunsparc 1000                          Departmental Server                        1995
SUN...............................  (10) Sunsparc 20                           Workstation                                1995
HP................................  (50%) (9) HP9000--J200                     Workstation                                1995
PYR...............................  (50%): (2) NILE 100                        Departmental Server                        1996
STK...............................  (25%): (20) 9490-M32                       Tape Drive                                 1996
Silicon Graphics..................  (33%): (1) 4XR10000, (4) WB- TWO250H14     Enterprise Server                          1996

                                                                                           TOTAL
                                                RENT IN     DEBT        OBLIGATIONS      EQUIPMENT
MANUFACTURER                          CASH       LIEU      ASSUMED       INCURRED          COST
----------------------------------  ---------  ---------  ---------  -----------------  -----------
HDS...............................     28,075          0    122,050              0         150,125
IBM...............................     75,816          0          0              0          75,816
IBM...............................     85,206     22,722          0              0         107,928
IBM...............................     70,578          0    399,057              0         469,635
SUN...............................     54,000          0    193,877              0         247,877
STK...............................     65,000          0    298,004              0         363,004
SUN...............................     17,820          0    116,574              0         134,394
SUN...............................     34,180          0     37,494              0          71,674
HP................................     22,222          0    135,412              0         157,634
PYR...............................     35,250          0    354,540              0         389,790
STK...............................    129,237          0    260,601              0         389,838
Silicon Graphics..................     51,148          0    246,945              0         298,093

          COMMONWEALTH EQUIPMENT INCOME TRUST IX, LIMITED PARTNERSHIP

                       SUMMARY OF EQUIPMENT ACQUISITIONS

               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996

                                   (TABLE VI)

                                                                                                                      YEAR
                                                                                                                       OF
MANUFACTURER                                     EQUIPMENT TYPE                        EQUIPMENT DESCRIPTION       ACQUISITION
----------------------------  ----------------------------------------------------  ----------------------------  -------------
HDS.........................  (1/4) 7690, (1/4) 7693-32                             Disk Array/Stg. Controller           1994
SUN.........................  (2) Sunsparc 20, (2) Sunsparc 1000                    Workstation/Dept. Server             1994
IBM.........................  (2) 3995-153, (2) 3995-113, (58) 7344                 Optical Storage                      1994
PYR.........................  (1/2) NS100-CL                                        File server                          1994
SUN.........................  (31) Sun--Workstations                                Workstation                          1994
STK.........................  (1/4) 9200-XJ3, 9210-A21, 9210-B11, 9210-C21          Disk Array                           1995
PYR.........................  (50%) NILE R4400--DPU                                 Enterprise Server                    1995
IBM.........................  (20%): (2) 3745-31A, 3746-900                         Communication Controller             1996
STK.........................  (25%): (20) 9490-M32                                  Tape Drive                           1996
STK.........................  (15%): (20) 9490-M32                                  Tape Drive                           1996
Silicon Graphics............  (33%): (1) 4XR10000, (4) WB-TWO250H14                 Enterprise Server                    1996

                                                                                         TOTAL
                                            RENT IN       DEBT        OBLIGATIONS      EQUIPMENT
MANUFACTURER                    CASH         LIEU        ASSUMED       INCURRED          COST
----------------------------  ---------  -------------  ---------  -----------------  -----------
HDS.........................     28,075            0      122,050              0         150,125
SUN.........................     19,543            0      140,289              0         159,832
IBM.........................     70,577            0      399,057              0         469,634
PYR.........................     35,000            0      261,709              0         296,709
SUN.........................     54,000            0      193,877              0         247,877
STK.........................     56,250            0      157,332              0         213,582
PYR.........................     10,000            0       88,489              0          98,489
IBM.........................     64,986            0      119,397              0         184,383
STK.........................    129,237            0      260,601              0         389,838
STK.........................     68,650            0      166,006              0         234,656
Silicon Graphics............     51,148            0      246,945              0         298,093

           COMMONWEALTH EQUIPMENT INCOME TRUST X, LIMITED PARTNERSHIP
                       SUMMARY OF EQUIPMENT ACQUISITIONS
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31 1996
                                   (TABLE VI)

                                                                                                  YEAR
                                                                                                   OF                    RENT IN
MANUFACTURER                 EQUIPMENT TYPE                       EQUIPMENT DESCRIPTION        ACQUISITION     CASH       LIEU
-----------  ----------------------------------------------  -------------------------------  -------------  ---------  ---------
     HDS...  (1) 7693-032                                    Disk Array                            1994         92,630          0
     IBM...  (2) 3745-310                                    Communication Controller              1994         42,302          0
     EMC...  (1/4) EMC 5500-3064                             Disk Array                            1994         48,966          0
     PYR...  (1/2) Pyramid 85860E                            File Server                           1994        295,000          0
     SUN...  (1/2) Sunsparc 2000                             Enterprise Server                     1994         41,183          0
     IBM...  (2) 3490-B40                                    Tape Drive                            1994        129,834     16,360
     IBM...  (1) 3390-B3C, (1)3390-A98, (1) 3990-006         Disk Storage/Stg. Controller          1994        426,491     70,290
     IBM...  (5) 9032-002                                    Escon Director                        1994        157,681          0
     IBM...  (2) 3995-153, (1) 3995-113, (44) 7344           Optical Storage                       1994         57,600          0
     STK...  (1) 9490-M34                                    Tape Drive                            1995         35,000          0
     STK...  (1) 9200-XN3, 6172, 9220-A42, 9220-B42          Disk Array                            1995        221,843          0
     PYR...  (50%) (1) RM600                                 Enterprise Server                     1995              0     49,915
     IBM...  (20%): (2) 3745-31A, 3746-900                   Communication Controller              1996         64,986      5,254
     STK...  (15%): (20) 9490-M32                            Tape Drive                            1996         68,650          0
     STK...  (25%): (7) 9490-M34                             Tape Drive                            1996              0      7,375

                                        TOTAL
               DEBT     OBLIGATIONS   EQUIPMENT
MANUFACTURER  ASSUMED    INCURRED       COST
------------  ---------  -----------  -----------
     HDS...     361,744            0      454,374
     IBM...     536,692            0      578,994
     EMC...     233,177            0      282,143
     PYR...           0            0      295,000
     SUN...     200,690            0      241,873
     IBM...           0            0      146,194
     IBM...           0            0      496,781
     IBM...     356,709            0      514,390
     IBM...     325,888            0      383,488
     STK...     158,175            0      193,175
     STK...     590,574            0      812,417
     PYR...     537,254            0      587,169
     IBM...     114,143            0      184,383
     STK...     166,006            0      234,656
     STK...           0      264,561      271,936

        Commonwealth Equipment Income Private Fund III, Limited Partnership
                      Summary of Equipment Acquisitions
               For the three year period ended December 31, 1996
                                   (Table VI)

                                                                                   YEAR
                                                                                    OF                    RENT IN     DEBT
MANUFACTURER          EQUIPMENT TYPE               EQUIPMENT DESCRIPTION        ACQUISITION     CASH       LIEU      ASSUMED
-----------  --------------------------------  ------------------------------  -------------  ---------  ---------  ---------
     HDS...  (8) 7693-HDU                      Disk Array                           1994        370,110     10,990          0
     EMC...  (1/4) 5500-3064                   Disk Array                           1994         48,965          0    233,177
     SUN...  (1/2) Suncparc 2000               Enterprise Server                    1994         41,183          0    200,690
     PYR...  (1/2) Pyramid 85860E              File Server                          1994        295,000          0          0
     IBM...  (1/2) 3990-006                    Storage Controller                   1994         91,102     11,648          0
     IBM...  (1) 3490-B40                      Tape Drive                           1994         64,917      8,180          0
     IBM...  (1) 3990-A38, (2) 3390-B3C        Disk Storage                         1994         70,000          0    357,600
     IBM...  (1) 3900-001                      Printer                              1995         55,000          0    149,885
     IBM...  (20%): (2) 3745-31A, 3746-900     Communication Controller             1996         64,986          0    119,397
     STK...  (10%): (20) 9490-M32              Tape Drive                           1996         45,767          0    110,681
     HP....  (50%): (2) HP9000-K420            Departmental Server                  1996         21,164          0    134,156

                                   TOTAL
                OBLIGATIONS      EQUIPMENT
MANUFACTURER     INCURRED          COST
------------  -----------------  -----------
     HDS...                   0      381,100
     EMC...                   0      282,142
     SUN...                   0      241,873
     PYR...                   0      295,000
     IBM...                   0      102,750
     IBM...                   0       73,097
     IBM...                   0      427,600
     IBM...                   0      204,885
     IBM...                   0      184,383
     STK...                   0      156,448
     HP....                   0      155,320

                                   Commonwealth Income & Growth Fund I
                                    Summary of Equipment Acquisitions
                            For the three year period ended December 31, 1996
                                                       (Table VI)

                                                                                                                     YEAR
                                                                                                                      OF
MANUFACTURER                                  EQUIPMENT TYPE                         EQUIPMENT DESCRIPTION        ACQUISITION
--------------------------  ---------------------------------------------------  ------------------------------  -------------
     HDS..................  (2) 7693-032, (1) 7390-B3C, (1) 7690-128             Dsk Arry/Stg Cont/Dsk Stg            1994
     EMC..................  (1/2) 5500-3064                                      Disk Array                           1994
     HDS..................  upgrade (1) 7693-8 to 32                             Disk Array                           1994
     HDS..................  (1) 7693-032                                         Disk Array                           1994
     HDS..................  (2) 7693-032                                         Disk Array                           1994
     IBM..................  (1) 3390-B3C, (1) 3390-B9C                           Disk Storage                         1994
     IBM..................  (1/2) 3990-006                                       Storage Controller                   1994
     IBM..................  (3) 3490-A20, (1) 3490-B40                           Tape Drive                           1994
     SUN..................  (17) Sunsparc 1000                                   Dept. Server                         1994
     IBM..................  (8) 9032-002                                         Escon Director                       1994
     SUN..................  (1) Sunsparc 1000                                    Departmental Server                  1994
     IBM..................  (80%) (1) 9200-XJ3                                   Disk Array                           1994
     HDS..................  (1) 7693-032                                         Disk Array                           1994
     IBM..................  (1) 9391-A10 (16) 9392-B13                           Disk Array                           1994
     SUN..................  (4) Sunsparc 2000                                    Enterprise Server                    1995
     STK..................  (1/4) 9200-XJ3, 9210-A21, 9210-B11, 9210-C21         Disk Array                           1995
     STK..................  (2) 9200-XJ3, 9210-A21                               Disk Array                           1995
     SUN..................  (32) Sunsparc 1000                                   Departmental Server                  1995
     STK..................  (8) 9490-M34                                         Tape Drive                           1995
     IBM..................  (2) 9391-A10, (32) 9392-B13                          Disk Array                           1995
     IBM..................  (2) 3829-001                                         Printer                              1995
IBM / Roll Systems, Inc...  (50%) 3900-DW1, Roll to Fold                         Printer & Roll to Fold               1995
     SIEMENS..............  (2) 2240-004                                         Printer                              1995
     SUN..................  (3) Upgr. to Sunsparc 1000                           Departmental Server                  1995
     STK..................  (1) 9200-XN3, 6172, 9220-A42                         Disk Array                           1995
     SGI..................  (80) Indigo 2XZ                                      Workstation                          1995
     EMC..................  (1/2) 3200-9024, 3200-9016                           Disk Array                           1995
     STK..................  (1) 9200-XN3, 9210-A21, 9210-C21                     Disk Array                           1995
     IBM..................  (375) 4230-5S3                                       Printer                              1995
     IBM..................  (2) 3390-A38, (4) 3390-B3C                           Disk Storager                        1995
     HP...................  (50%) (9) HP9000-J200                                Communication Controller             1995
     STK..................  (2) 4490-M30, (1) 4490-M34, (3) 9490-M34             Tape Drive                           1995
     PYR..................  (50%) (1) RM600                                      Enterprise Server                    1995
     STK..................  (50%) (20) 9490-M32                                  Tape Drive                           1996
     IBM..................  (20%) (2) 3745-31A                                   Communication Controller             1996
     SGI..................  (33%) (1) 4XR10000                                   Enterprise Server                    1996
     STK..................  (45%) (20) 9490-M32                                  Tape Drive                           1996
     HP...................  (18) HP9000-C110, (1) HP9000-D250                    Workstation                          1996
     LEX..................  (80) N240, (4) OPTRA C, (10) OPTRA RT                Laser Printer                        1996
     PYR..................  (1) 3445-1210                                        Tape Library                         1996
     IBM..................  (2) 3995-133, (1) 3995-113                           Optical Storage                      1996
     STK..................  (50%) (7) 9490-M34                                   Tape Drive                           1996

                                                                              TOTAL
                                         RENT IN      DEBT     OBLIGATIONS  EQUIPMENT
MANUFACTURER                   CASH       LIEU      ASSUMED     INCURRED       COST
--------------------------  ----------  ---------  ----------  -----------  ----------
     HDS..................     985,358     59,735           0            0   1,045,093
     EMC..................      97,931          0     466,354            0     564,285
     HDS..................     268,526          0           0            0     268,526
     HDS..................      82,200          0     363,971            0     446,171
     HDS..................     620,099     72,200           0            0     692,299
     IBM..................     399,561     65,845           0            0     465,406
     IBM..................      91,098     11,652           0            0     102,750
     IBM..................     337,202     42,480           0            0     379,682
     SUN..................     153,776          0           0            0     153,776
     IBM..................     269,319          0     609,261            0     878,580
     SUN..................     158,072          0           0            0     158,072
     IBM..................   1,216,040          0           0            0   1,216,040
     HDS..................      49,909          0     318,518            0     368,427
     IBM..................      54,831          0     265,269            0     320,100
     SUN..................     305,875          0           0            0     305,875
     STK..................      56,250          0     157,332            0     213,582
     STK..................   1,144,304          0           0            0   1,144,304
     SUN..................     277,705          0           0            0     277,705
     STK..................     260,000          0   1,192,140            0   1,452,140
     IBM..................     600,000          0           0            0     600,000
     IBM..................      72,117          0     198,956            0     271,073
IBM / Roll Systems, Inc...     343,010          0           0            0     343,010
     SIEMENS..............     459,592          0           0            0     459,592
     SUN..................      52,731          0           0            0      52,731
     STK..................     582,671          0           0            0     582,671
     SGI..................     163,000          0     749,710            0     912,710
     EMC..................     293,506          0           0            0     293,506
     STK..................      57,601          0     179,039            0     236,640
     IBM..................   1,064,930          0           0            0   1,064,930
     IBM..................     130,000          0     515,102            0     645,102
     HP...................      22,222          0     135,412            0     157,634
     STK..................     490,110          0           0            0     490,110
     PYR..................       9,639     49,916     529,732            0     589,287
     STK..................     258,473          0     521,203            0     779,676
     IBM..................      64,986          0     119,397            0     184,383
     SGI..................      51,148          0     246,946            0     298,094
     STK..................     205,951          0     498,018            0     703,969
     HP...................      61,110          0     349,965            0     411,075
     LEX..................     117,090          0     380,387            0     497,477
     PYR..................     216,419          0           0            0     216,419
     IBM..................      60,105          0     226,431            0     286,536
     STK..................           0     14,749           0      529,124     543,873

       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND IV, LIMITED PARTNERSHIP
                       SUMMARY OF EQUIPMENT ACQUISITIONS
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE VI)

                                                                                               YEAR
                                                                           EQUIPMENT            OF
MANUFACTURER                              EQUIPMENT TYPE                  DESCRIPTION       ACQUISITION
-----------------------------  -------------------------------------  -------------------  -------------
IBM / Roll Sytstems, Inc.....  (50%) 3900-DW1, Roll to Fold           Printer & Roll to           1995
                                                                      Fold
SIEMENS......................  (2) 2240-004                           Printer                     1995
PYR..........................  (26) 7000-0354                         Enterprise Server           1995
STK..........................  (1) 9200-XP3, 9220-A22                 Disk Array                  1995
IBM..........................  (17) 4230-202                          Printer                     1995
STK..........................  (1) 9200-XN3, 9210-A21, 9210-C21       Disk Array                  1995
STK..........................  (50%) (1) 9490-M34, 4412, 3T43,        Tape Drive                  1995
                               9300001
STK..........................  (1) 9310-301 to 001 Upgr.              Tape Library                1996
STK..........................  (50%) (1) 9490-M34                     Tape Drive                  1996
PYR..........................  (50%) NILE 100                         Departmental Server         1996
STK..........................  (15%) (20) 9490-M32                    Tape Drive                  1996
HP...........................  (17) HP9000-C110                       Workstation                 1996

                                                                                         TOTAL
                                             RENT IN         DEBT       OBLIGATIONS    EQUIPMENT
MANUFACTURER                       CASH        LIEU         ASSUMED      INCURRED        COST
-----------------------------  -----------  -----------  -------------  -----------    ---------
IBM / Roll Sytstems, Inc.....  343,010           0                0             0       343,010
SIEMENS......................  459,592           0                0             0       459,592
PYR..........................  81,713            0                0             0        81,713
STK..........................  287,850           0                0             0       287,850
IBM..........................  14,000            0           20,323             0        34,323
STK..........................  57,601            0          179,039             0       236,640
STK..........................  73,086        1,510                0             0        74,596
STK..........................  0             9,144                0        52,306        61,450
STK..........................  74,596            0                0             0        74,596
PYR..........................  35,913            0          132,663             0       168,576
STK..........................  68,650            0          166,006             0       234,656
HP...........................  43,315            0          268,837             0       312,152

                      COMMONWEALTH INCOME & GROWTH FUND II
                       SUMMARY OF EQUIPMENT ACQUISITIONS
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE VI)

                                                                                                  YEAR
                                                                              EQUIPMENT            OF
MANUFACTURER                             EQUIPMENT TYPE                      DESCRIPTION       ACQUISITION
------------------------  ---------------------------------------------  -------------------  -------------
STK.....................  (1) 9200-XN3, (1) 9220-A42, (1) 9220-B22       Disk Array                  1995
STK.....................  (1) 9200-XN3, (1) 9220-A42                     Disk Array                  1995
IBM.....................  (325) 4230-5S3                                 Printer                     1995
IBM.....................  (50) 4028-NS1                                  Printer                     1995
STK.....................  (50%) (4) 4490-M30 UPGR, (2) 4490-M34 UPGR     Tape Drive                  1995
                          (6) 9490-M34]
STK.....................  (1) 4410-001, (2) 4480-M24, (2) 4480-M20,      Tape Drive                  1996
                          (1) 9490-M34
IBM.....................  (1) 3490-A20, (2) 3490-B40                     Tape Drive                  1996
STK.....................  (3) 9490-M34                                   Tape Drive                  1996
DEC.....................  (1) Alpha Server 2100A-5/250                   Departmental Server         1996
DEC.....................  (1) Alpha Server 2100A-5/250                   Departmental Server         1996
HP......................  (13) HP9000-C110                               Workstation                 1996
SGI.....................  (1) Onyx infinite reality ds                   Departmental Server         1996

                                                                                              TOTAL
                                          RENT IN            DEBT          OBLIGATIONS      EQUIPMENT
MANUFACTURER                 CASH           LIEU            ASSUMED          INCURRED          COST
------------------------  -----------  ---------------  -----------------  -----------      ---------
STK.....................  787,196              0                0               0             787,196
STK.....................  582,671              0                0               0             582,671
IBM.....................  990,357              0                0               0             990,357
IBM.....................  147,963              0                0               0             147,963
STK.....................  490,110              0                0               0             490,110
STK.....................  383,553              0                0               0             383,553
IBM.....................  174,383          4,290                0               0             178,673
STK.....................  405,628              0                0               0             405,628
DEC.....................  204,781              0                0               0             204,781
DEC.....................   40,928              0                0               0              40,928
HP......................  304,718              0                0               0             304,718
SGI.....................  263,498              0                0               0             263,498

       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND V, LIMITED PARTNERSHIP
                       SUMMARY OF EQUIPMENT ACQUISITIONS
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE VI)

                                                                                               YEAR
                                                                                                OF
MANUFACTURER                         EQUIPMENT TYPE               EQUIPMENT DESCRIPTION     ACQUISITION
------------------------  -------------------------------------  ------------------------  -------------
STK.....................  (1) 9200-XJ3, 6172, 9220-A22           Disk Array                       1995
EMC.....................  (1/4) 3200-9024, 3200-9016             Disk Array                       1995
STK.....................  (50%) (1) 9490-M34, 4412, 3T43,        Tape Drive                       1995
                          9300001
STK.....................  (1) 9490-M32                           Tape Drive                       1996
PYR.....................  (50%) NILE 100                         Departmental Server              1996
IBM.....................  (1) 3745-31A, (1) 3746-900             Communication Controller         1996
IBM.....................  (1) 3490-B40                           Tape Drive                       1996
HP......................  (50%) (2) HP9000-K420                  Departmental Server              1996

                                                                                          TOTAL
                                        RENT IN          DEBT          OBLIGATIONS      EQUIPMENT
MANUFACTURER                  CASH        LIEU          ASSUMED          INCURRED          COST
------------------------  -----------  -----------  -----------------  -----------      ---------
STK.....................    409,422          0                0             0             409,422
EMC.....................    146,753          0                0             0             146,753
STK.....................     73,086      1,510                0             0              74,596
STK.....................     85,714          0                0             0              85,714
PYR.....................     35,913          0          132,663             0             168,576
IBM.....................    155,160          0                0             0             155,160
IBM.....................     42,194          0                0             0              42,194
HP......................     21,164          0          134,155             0             155,319

       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND VI LIMITED PARTNERSHIP
                       SUMMARY OF EQUIPMENT ACQUISITIONS
               FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1996
                                   (TABLE VI)

                                                                                                   YEAR
                                                                                                    OF
MANUFACTURER                                          EQUIPMENT TYPE    EQUIPMENT DESCRIPTION   ACQUISITION      CASH
--------------------------------------------------  ------------------  ---------------------  -------------     -----
STK...............................................  (25%) (7) 9490-M34  Tape Drive                    1996             0

                                                                                                  TOTAL
                                                      RENT IN         DEBT        OBLIGATIONS   EQUIPMENT
MANUFACTURER                                           LIEU          ASSUMED       INCURRED       COST
--------------------------------------------------  -----------  ---------------  -----------  -----------
STK...............................................       7,375          0            264,561      271,936